Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71504) of Regent Communications, Inc. of our report dated June 23, 2004 relating to the financial statements of Regent Communications, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ JOSEPH DECOSIMO AND COMPANY PLL

Cincinnati, Ohio
June 23, 2004

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